Exhibit 99.1

                              FOR IMMEDIATE RELEASE
               PORTA SYSTEMS CORP. REPORTS RESULTS FOR THE QUARTER
                              ENDED MARCH 31, 2003

Syosset, NY - May 15, 2003 - Porta Systems Corp. (OTC.BB:PYTM)) today reported an operating loss for the quarter ended March 31, 2003 of $1,135,000, compared to an operating loss of $1,749,000 for the quarter ended March 31, 2002. The Company recorded a net loss of $1,426,0000, $(.14) per share (basic and diluted), for the quarter ended March 31, 2003, versus a net loss of $2,637,000, $(.26) per share (basic and diluted), for the comparable quarter in 2002.

Sales for all units were $4,374,000 for the quarter ended March 31, 2003 versus $4,744,000 for the quarter ended March 31, 2002, a decrease of $370,000 (8%). Copper Connection/Protection sales were $2,161,000 for the 2003 quarter versus $1,470,000 for the 2002 quarter. The increase for the quarter of $691,000 (47%) reflects increase in sales primarily to customers in the United Kingdom and Mexico. Signal Processing sales for the quarter ended March 31, 2003 were $1,065,000 versus $1,076,000 for the quarter ended March 31, 2002. OSS sales were $913,000 for the quarter ended March 31, 2003 versus $2,045,000 for the quarter ended March 31, 2002. The decreased sales resulted from the inability to secure new orders resulting from the slowdown in the telecommunications market, the effects of the Company's financial condition and lower levels of contract completion during the current quarter as compared to the same quarter last year.

The overall gross margin for all business units was 23% for the quarter ended March 31, 2003 vs. 18% for the quarter ended March 31, 2002. This increase in gross margin is attributable to the increased level of sales in the Copper
Connection/Protection business which enabled the Company to better absorb certain fixed expenses. Additionally, Signal Processing margins benefited from improved absorption as well.

Operating expenses for the quarter ended March 31, 2003 decreased by $499,000 (19%), when compared to last year's quarter. This decrease relates to reduced salaries and benefits, consulting services and commissions reflecting our current level of business, primarily in our OSS business unit.

                                    - more -
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Porta Systems Corp., Press Release                                        Page 2
May 15, 2003

Interest expense decreased by $567,000 (65%) from $874,000 in 2002 to $307,000 in 2003. This reduction is attributable to our amended agreement with our senior lender which provides that the old loan in the principal amount of approximately $23,000,000, bears no interest commencing March 1, 2002 until such time as the lender, in its sole discretion, resumes interest charges. The senior lender has not resumed interest charges.

The Company's Signal Processing unit operated profitably during the quarter, with operating income of $349,000, while the Copper Connection/Protection unit broke even and the OSS unit incurred an operating loss of $853,000.

As of March 31, 2003, the Company's debt includes $25,145,000 of senior debt which was recently extended to August 29, 2003. If the senior lender does not extend the maturity date of the Company's obligations past August 29, 2003, and demands payment of all or a significant portion of the debt, it may be necessary for the Company to seek protection under the Bankruptcy Code. The Company's financial condition and stock price effectively preclude it from raising funds through the issuance of debt or equity securities. The Company has no source of funds other than operations, and its operations are generating a negative cash flow. The Company has in the past sought to raise funds through the sale of one or more of its divisions. Although these efforts continue, to date they have been unsuccessful. The Company also does not have any prospects of obtaining an alternate senior lender to replace its present lender.

Porta Systems Corp. designs, manufactures, markets and supports communication equipment used in telecommunications, video and data networks worldwide.

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company's filings with the Securities and Exchange Commission filings, including the Risk Factors included in the Form 10-K for the year ended December 31, 2002 and the Management's Discussion and Analysis of Financial Conditions and Results of Operations in the Form 10-K for the year ended December 31, 2002 and the Form 10-Q for the quarter ended March 31, 2003. In addition, such statements could be affected by general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                            -See Accompanying Table-

                      Porta Systems Corp. and Subsidiaries
                 Condensed Consolidated Statement of Operations
                          Three months ended March 31,
                  (Dollars in thousands except per share data)

                                                  Three months ended March 31,
                                                -------------------------------
                                                  2003                   2002
                                                --------               --------

Sales                                           $  4,374               $  4,744
                                                --------               --------

Gross profit                                         993                    878
                                                --------               --------

Total operating expenses                           2,128                  2,627
                                                --------               --------

Operating (loss)                                  (1,135)                (1,749)

Interest expense, net                               (306)                  (872)

Other income (expense)                                --                     (3)
                                                --------               --------

Loss before income taxes                          (1,441)                (2,624)

Income tax benefit (expense)                          15                    (13)
                                                --------               --------

Net (loss)                                      $ (1,426)              $ (2,637)
                                                ========               ========

Per share data:

Basic per share amounts:
Net (loss) per share                            $  (0.14)              $  (0.26)
                                                ========               ========

Weighted average shares
        outstanding (in thousands)                 9,972                  9,972
                                                ========               ========

Diluted per share amounts:
Net (loss) per share                            $  (0.14)              $  (0.26)
                                                ========               ========

Weighted average shares
        outstanding (in thousands)                 9,972                  9,972
                                                ========               ========

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